Exhibit 99.02



                    REGISTRATION AND TRANSFER AGREEMENT

     This Registration and Transfer Agreement ("Agreement") is entered into as of October 1, 1995 by and between United States Filter Corporation, a Delaware corporation (the "Company"), and Anjou International Company, a Delaware corporation, with reference to certain shares of Common Stock, $.01 par value (the "Common Stock"), of the Company.

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "CGE AFFILIATE" means any direct or indirect wholly owned subsidiary of Compagnie Generale des Eaux.

     "COMMISSION" means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "COMMON SHARES" means the 371,229 shares of Common Stock issued pursuant to the Stock Purchase Agreement dated as of August 30, 1995 between the Company and the Purchaser as that number shall be adjusted for adjustments to the purchase price pursuant thereto and for stock splits, stock dividends, combinations or similar recapitalizations on or after the date hereof.

     "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "HOLDER" means the Purchaser and any permitted assignee or transferee of the Purchaser.

     "PURCHASER" means Anjou International Company, a Delaware corporation, and its successors by operation of law.

     "REGISTRABLE SECURITIES" means the Common Shares; PROVIDED, HOWEVER, that Common Shares shall be treated as Registrable Securities only if and so long as they have not been (i) sold in a completed public distribution or a completed public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

     "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement pursuant to the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

     "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with Sections 5 and 6 hereof, including, without limitation, all registration, listing, qualification and filing fees, printing fees, transfer agent and registrar fees, fees and disbursements of counsel and experts for the Company and blue sky fees and expenses incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "RESTRICTED SECURITIES" shall mean the Common Shares of the Company required to bear the legend set forth in paragraph (a) of Section 3 hereof.

     "RULE 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, as in effect at the time, or any successor rule or regulation.

     "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities sold by the Purchaser and all fees and disbursements of counsel for the Purchaser in connection therewith.

2. RESTRICTIONS ON TRANSFERABILITY. The Common Shares may be sold, assigned, transferred or pledged only in accordance with the conditions specified in this Agreement. Except for sales pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from such registration under Rule 144 or Regulation S, each Holder will cause any proposed purchaser, assignee, transferee or pledgee of Common Shares to agree to take and hold such Common Shares subject to the provisions of this Agreement, including, without limitation, the restrictions contained in Section 12 hereof, as if they applied by their terms to all Holders in their individual capacities, and shall furnish the Company with copies of all transfer documents.

3.   RESTRICTIVE LEGENDS.

     (a) Each certificate or instrument representing Common Shares or any securities issued in respect of the Common Shares upon any stock split, stock dividend, combination or similar recapitalization, shall (unless otherwise permitted by the provisions of Section 4 below) bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933.

     (b) Each certificate or instrument representing Common Shares shall also bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN THE HOLDER HEREOF AND THE CORPORATION WHICH INCLUDES RESTRICTIONS ON CERTAIN SALES OF THE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF UNITED STATES FILTER CORPORATION.

     (c) Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer established in this Agreement. The legend placed on any certificate pursuant to Section 3(a) and any notations or instructions with respect to the Common Shares represented by such certificate will be promptly removed, and the Company will promptly (i.e., in sufficient time to permit such Holder to settle any such sale three business days after the applicable trade date) issue a certificate without such legend to the Holder of such Common Shares (i) if such Common Shares are registered under the Securities Act (but only in connection with the actual sale of such Common Shares) and a prospectus meeting the requirements of Section 10 of the Securities Act is available, or (ii) if the Holder thereof satisfies the requirements of Rule 144(k) and, where reasonably determined necessary by the Company, provides the Company with a written opinion of legal counsel for the Holder of the Common Shares, both such counsel and such opinion being reasonably satisfactory to the Company, to the effect that (A) the Holder meets the requirements of Rule 144(k) or (B) a public sale, transfer or assignment of the Common Shares may be made without registration under the Securities Act.

4. NOTICE OF PROPOSED TRANSFERS. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such Holder's expense if requested by the Company by either (i) such written opinion of legal counsel who is, and whose legal opinion shall be, reasonably satisfactory to the Company (it being agreed that Shearman & Sterling shall be satisfactory), addressed to the Company, certificates and other information as the Company may reasonably require to confirm that the transfer may be effected without registration under the Securities Act or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in the manner contemplated by such opinion or "no action" letter. The Company will not require such a legal opinion or "no action" letter in any transaction which complies with Rule 144 or in any transfer to one or more partners of the transferor (if the transferor is a partnership) or to an affiliated corporation (if the transferor is a corporation). Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3(a) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. So long as such restrictive legend shall be required to remain on any such certificates, the transfer of the Restricted Securities represented thereby shall be conditioned upon the transferee thereof becoming a party hereto, except that such transferee shall have no rights under Sections 5 or 6 hereof.

5. SHELF REGISTRATION OF REGISTRABLE SECURITIES. The Company shall file a shelf registration statement on Form S-3 (or successor form) under the Securities Act with the Commission with respect to the Registrable Securities as expeditiously as reasonably possible following the date of this Agreement (but in any case, within ninety (90) days after the date hereof) and keep such registration statement effective until the date 30 business days after the date that the Purchaser no longer holds at least 100,000 Common Shares, as adjusted for stock splits, stock dividends, combinations or similar recapitalizations. The Company may terminate such shelf registration on or at any time after the date two years after the date hereof, or such earlier date which concludes the holding period for the Common Shares as may be specified in Rule 144 as then in effect. If at any time the Purchaser desires to sell all of the Registrable Securities then held by it pursuant to such shelf registration statement in an underwritten or best efforts offering involving a proposed aggregate offering price of at least $6,000,000, the Purchaser shall have the right to request Donaldson, Lufkin & Jenrette to administer the offering, and the Company shall enter into underwriting or distribution agreements with the underwriter(s) or distributor(s) of such offering, which agreements shall contain such representations, warranties and covenants by the Company, and such other terms and conditions and indemnity and contribution provisions as are contained in the form of underwriting or distribution agreement customarily used in connection with similar offerings by the underwriters or distributors selected for such offering and take such other actions as the Holders or the managing underwriter or distributor, if any, reasonably require in order to expedite or facilitate the disposition of such Registrable Securities. The Purchaser shall pay all Selling Expenses incurred in connection with such offering.

6.   COMPANY REGISTRATION.

     (a) NOTICE OF REGISTRATION. Subject to Section 11(a) hereof, if, at any time or from time to time, the Company shall determine to register any of its Common Stock, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans or a registration relating solely to a Securities Act Rule 145 transaction or otherwise effected on SEC Form S-4, the Company will (i) promptly give to the Purchaser written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and (subject to this Section 6) in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by the Purchaser within 30 days after its receipt of such written notice from the Company; provided, however, that in no event shall the Purchaser have the right, unless the Company or the security holders exercising their demand registration rights, if applicable, otherwise agree, to include in such registration Registrable Securities amounting to more than 10 percent of the total number (or total value, according to the respective offering prices) of all securities to be included in such registration.

     (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to Section 6(a)(i). In such event the right of the Purchaser to registration pursuant to this Section 6 shall be conditioned upon the Purchaser's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. The Purchaser shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or the holders who have demanded such registration). Notwithstanding any other provision of this
Section 6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise the Purchaser and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 6, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting by the Purchaser and such other holders shall be reduced by the number of shares determined by the managing underwriter not to be included in such registration, such cutback to be allocated among the Purchaser and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Purchaser and other securities held by such other holders. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

     (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 6 prior to the effectiveness of such registration whether or not the Purchaser has elected to include securities in such registration.

7. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Sections 5 or 6 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Purchaser shall be borne by the Purchaser.

8.   INDEMNIFICATION.

     (a) The Company will indemnify the Purchaser, each of its officers, directors, partners, employees and agents and each person controlling the Purchaser within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any registration, qualification or compliance effected pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Purchaser, each of its officers, directors, partners, employees and agents and each person controlling the Purchaser for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser or controlling person expressly for use therein.

     (b) The Purchaser will indemnify the Company, each of its directors and officers, underwriters, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein.

     (c) Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party. Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary herein, any Indemnified Party shall have the right to employ separate counsel to represent such Indemnified Party, if, in such Indemnified Party's reasonable judgment (based on advice of counsel) and subject to the reasonable concurrence of the Indemnifying Party, a conflict of interest between such Indemnifying Party and such Indemnified Party exists with respect to such claim or litigation or the Indemnified Party has defenses to such claim or litigation that differ from those of the Indemnifying Party (the fees and expenses of such counsel, in either such case, are to be borne by the Indemnifying Party). In the event the Indemnifying Party exercises its right to assume the defense against such claim or in such litigation as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all pertinent records, materials and information in its possession or under its control relating thereto as are reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against such claim or in such litigation, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party all such records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as are reasonably required by the Indemnified Party.

     (d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any expenses, claims, losses, damages or liabilities referred to in this Section 8 by reasons other than those set forth in subparagraphs (a) or (b) above, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the actions or inaction that resulted in such expenses, claims, losses, damages or liabilities as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand and Indemnified Party on the other hand shall be determined by reference to, among other things, whether any action (or inaction) in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties' relative knowledge, intent, access to information and opportunity to correct or prevent such action (or inaction). The parties agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. In any case, (A) the Purchaser will not be required to contribute any amount in excess of the proceeds received by it from all such Registrable Securities offered by it pursuant to such registration statement; and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.   OBLIGATIONS OF THE COMPANY.  The Company shall:

     (a) As expeditiously as reasonably possible, prepare and file with the Commission the registration statement referred to in Section 5 hereof and use its diligent best efforts to cause such registration statement to become effective and to keep such registration statement effective for the period provided in Section 5 hereof.

     (b) Prepare and file with the Commission such amendments and supplements to such registration statement and file all reports under the Exchange Act as may be necessary (i) to update and keep such registration statement effective as provided in Section 9(a) above, (ii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and (iii) to reflect a modification in the manner of distribution of the Registrable Securities. Notwithstanding anything else to the contrary contained herein, the Company shall not be required to disclose in any prospectus prepared pursuant to
Section 5 hereof any confidential information concerning pending events, transactions or conditions not otherwise required to be disclosed by applicable securities laws.

     (c) Furnish to the Purchaser such numbers of copies of the registration statement, each amendment thereto and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities laws as shall be reasonably requested by the Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless it is already subject to such jurisdiction.

     (e) Promptly notify the Purchaser, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which the prospectus is used.

     (f) During reasonable business hours make available for inspection by the Purchaser, any underwriter or distributor participating in any disposition pursuant to a registration statement, and any attorney, accountant or other similar professional advisor retained by the Purchaser or underwriter or distributor (collectively, the "Inspectors"), all pertinent financial, corporate and other records and documents (collectively, the "Records"), and all pertinent real and personal property of the Company, as shall be reasonably necessary to enable such Inspectors to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement.

10. INFORMATION BY PURCHASER. The Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the distribution proposed by the Purchaser as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

11.  SECURITIES LAW COMPLIANCE.

     (a) The Purchaser covenants that it will comply with the prospectus delivery requirements of the Securities Act with respect to any registration statement filed pursuant to Section 5 of this Agreement or in which Registrable Securities held by it are included pursuant to Section 6 of this Agreement. The Purchaser agrees to make customary representations and warranties to the Company and the underwriters or distributors, if any, in form, substance and scope as are customarily made as to ownership of stock by selling stockholders in underwritten public offerings, but the Purchaser shall not be required to make any representation or warranty as to the accuracy or completeness of the registration statement (except as to written information furnished to the Company by the Purchaser expressly for use therein).

     (b) The Purchaser agrees that, immediately upon receipt of a notification as referred to in subparagraph (e) of Section 9, it will refrain from selling Registrable Securities under the registration statement filed pursuant to Section 5 of this Agreement or in which Registrable Securities held by it are included pursuant to Section 6 of this Agreement until (i) subsequently notified by the Company that the registration statement is current or (ii) receipt of a favorable opinion of counsel as hereinbelow provided. The Company agrees that it will consult with the Purchaser following the giving of any such notification, and that in the event the Purchaser is of the view that its securities could be sold in compliance with the Securities Act and the Exchange Act without disclosure of the nonpublic information which is the subject of the notification, the parties hereto agree to be bound by an opinion of Kirkpatrick & Lockhart LLP or other counsel reasonably satisfactory both to the Purchaser and to the Company as to whether such sales can be made without violation of the Securities Act or the Exchange Act.

12. STANDOFF AGREEMENT. The Purchaser agrees in connection with any registration of the Company's securities that, upon request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration), except in a private sale or transfer, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

13.  RULE 144 REQUIREMENTS.  The Company agrees to:

     (a) comply with the requirements of Rule 144(c) with respect to current public information about the Company;

     (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) furnish to the Purchaser upon request (i) a written statement by the Company as to its compliance with the requirements of Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and
(iii) such other reports and documents of the Company as the Purchaser may reasonably request to avail itself of any similar rule or regulation of the Commission allowing itself to sell any such securities without registration.

14. INVESTMENT REPRESENTATION. The Purchaser represents and warrants to the Company that it is acquiring the Common Shares for investment only and not with a view to or in connection with any distribution of the Common Shares.

15. AMENDMENT. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

16. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, courier service, United States mail or by facsimile, addressed as follows:

          if to the Seller:

               Christian G. Farman
               Vice-President
               Chief Financial Officer
               Anjou International Company
               1105 North Market Street
               Suite 1300
               P.O. Box 8985
               Wilmington, Delaware  19899

          (ii) if to the Purchaser:

               United States Filter Corporation
               73-710 Fred Waring Drive
               Suite 222
               Palm Desert, California 92260
               Attention:  Chief Executive Officer
                and separately to the General Counsel
               Telecopier:  619-341-9368

or to such other address of a party of which such party has given notice to the other parties pursuant to this Section.

17. TRANSFERABILITY. Notwithstanding any provision contained in this Agreement to the contrary, the Purchaser's rights and benefits under Sections 5 and 6 hereof are rights and benefits personal to the Purchaser and any CGE Affiliate and may not be assigned or transferred to or held for the benefit of any other person.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws (other than those with respect to choice of law) of the State of Delaware. Each of the parties hereto agrees that all claims in any action or proceeding arising out of or related to this Agreement may be heard and determined in any Delaware state court or federal court sitting in the State of Delaware.

19. SEVERABILITY. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

20. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.






                         UNITED STATES FILTER CORPORATION


                         By: /s/ Damian C. Georgino
                             ------------------------


                         ANJOU INTERNATIONAL COMPANY


                         By: /s/ Claudio Elia
                             ------------------------